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                                 EXHIBIT 23.2



                        Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 19, 2000, with respect to the consolidated financial statements of York Financial Corp. included in Post-Effective Amendment No. 1 to the Registration Statement Form S-1 (333-40046) and related Prospectus of Harris Financial Inc. for the registration of 30,417,500 shares of its common stock.


                                                       /s/ Ernst & Young LLP
                                                       Ernst & Young LLP

Baltimore, Maryland
September 18, 2000